Exhibit 99.1

Press Release

FreightCar America, Inc. Reports First Quarter 2026 Results

Continued Aftermarket revenue growth of 86%

Gross profit margin of 17%, with 190 basis points of gross margin expansion

Sequential backlog growth of 14%

CHICAGO, May 4, 2026 – FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer and supplier of railroad freight cars, railcar parts and components, today reported results for the first quarter ended March 31, 2026.

First Quarter 2026 Highlights

•
Revenues of $64.3 million, consistent with expectations, compared to $96.3 million in the first quarter of 2025, with railcar deliveries of 577 units compared to 710 units in the prior year period
•
Gross margin of 16.8% with gross profit of $10.8 million, compared to gross margin of 14.9% with gross profit of $14.4 million in the first quarter of 2025
•
Recorded $49.1 million of non-cash adjustments related to warrant liability, resulting in net income of $41.6 million, or $1.15 per share, and adjusted net loss of $479 thousand, or $(0.04) per share
•
Adjusted EBITDA was $3.2 million, representing a margin of 4.9%, compared to $6.4 million and a margin of 6.7% in the first quarter of 2025
•
Ended the quarter with a backlog of 2,058 units valued at $156 million, reflecting a diversified mix of railcar conversion programs and new railcar builds

“Our first quarter results were in line with expectations and reflective of the current industry environment. Despite this environment, we continue to win high quality commercial opportunities, create new efficiencies and grow our aftermarket parts business. This represents our highest quarterly gross margin in over a decade and demonstrates that we are well positioned across the cycle,” said Nick Randall, President and Chief Executive Officer of FreightCar America. “Fleets continue to age and deferred replacement needs are contributing to pent-up demand across the industry. As replacement demand materializes, FreightCar America is well positioned to respond quickly and capitalize in a shorter lead-time environment, supported by scalable capacity and strong operational flexibility. At the same time, our differentiated full-service railcar offering, including retrofits, conversions and an expanding aftermarket presence, positions us well to drive growth and create value across a range of market conditions.”

Randall continued, “Looking ahead, we remain focused on disciplined execution against the opportunities we see across our business as the year progresses. Our tank car retrofit program remains on track, and we expect continued growth in our aftermarket program. Together, our total backlog, productivity improvements, flexible manufacturing footprint and disciplined commercial approach provide visibility into our full-year expectations and reinforce our ability to perform across a range of market conditions.”

Fiscal Year 2026 Outlook

The Company is reaffirming the outlook for fiscal year 2026:

	Fiscal 2026 Outlook	Year-over-Year Change at Midpoint of Range
Railcar Deliveries	4,000 – 4,500 Railcars	3.0%
Revenue	$500 - $550 million	4.8%
Adjusted EBITDA1	$41 - $50 million	10.4%

1. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying adjustments necessary to calculate such non-GAAP measure without unreasonable effort. Material changes to such adjustments, including warrant liability and non-core operating items, could affect future GAAP results.

Mike Riordan, Chief Financial Officer of FreightCar America, added, “During the quarter, we continued to grow our backlog and maintained solid balance sheet flexibility, enabling us to further reduce debt and preserve financial strength. We are well positioned to continue executing on our capital allocation priorities, including targeted organic investments that expand our capabilities and disciplined selective opportunities that strengthen our platform. Looking ahead, we expect these investments to support profitable growth across the business and drive long-term value for our shareholders.”

First Quarter 2026 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, May 5, at 11:00 a.m. (Eastern Time) to discuss its first quarter 2026 financial results. FreightCar America invites shareholders and other interested parties to listen to its financial results conference call. Teleconference details are as follows:

•
May 5, 2026
•
11:00 a.m. Eastern Time
•
Phone: 1-877-407-0789 or 1-201-689-8562
•
Webcast access: https://viavid.webcasts.com/starthere.jsp?ei=1759680&tp_key=d43c008515

An audio replay of the conference call will be available beginning at 3:00 p.m. (Eastern Time) on Tuesday, May 5, 2026, until 11:59 p.m. (Eastern Time) on Tuesday, May 19, 2026. To access the replay, please dial (844) 512-2921 or (412) 317-6671. The replay passcode is 13760024. An archived version of the webcast will also be available on the FreightCar America Investor Relations website.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release contains statements relating to our expected financial performance, financial condition, and/or future business prospects, events and/or plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse geopolitical, economic and market conditions, including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials, including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion; delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings; potential unexpected changes in laws, rules, and regulatory requirements, including tariffs and trade barriers (including recent United States tariffs imposed or threatened to be imposed on China, Canada, Mexico and other countries and any retaliatory actions taken by such countries); and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as EBITDA, Adjusted EBITDA, Adjusted net income (loss), Adjusted EPS, and Free cash flow. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Investor Contact:	RAILIR@Riveron.com

# # #

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$52,782	$64,295
Accounts receivable, net	12,764	12,443
VAT receivable	5,528	6,097
Inventories, net	80,057	68,295
Prepaid expenses and other current assets	12,334	8,875
Total current assets	163,465	160,005
Property, plant and equipment, net	29,333	30,969
Right of use asset operating lease	39,835	40,281
Intangibles, net	4,684	4,877
Deferred income taxes	49,771	52,970
Other long-term assets	910	947
Total assets	$287,998	$290,049
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts and contractual payables	$53,570	$55,671
Accrued payroll and other employee costs	11,695	9,110
Accrued warranty	1,786	2,050
Customer deposits	5,268	-
Deferred revenue	9,041	539
Current portion of long-term debt	2,875	9,728
Lease liability operating lease, current	1,937	1,888
Other current liabilities	4,162	6,611
Total current liabilities	90,334	85,597
Long-term debt, net of current portion	98,162	97,514
Warrant liability	119,426	168,529
Accrued pension costs	1,310	1,256
Lease liability operating lease, long-term	42,724	43,233
Other long-term liabilities	1,320	1,333
Total liabilities	353,276	397,462
Commitments and contingencies (Note 16)
Stockholders’ deficit
Common stock	221	221
Additional paid-in capital	73,280	72,557
Accumulated other comprehensive income	2,087	2,324
Accumulated deficit	(140,866)	(182,515)
Total stockholders’ deficit	(65,278)	(107,413)
Total liabilities and stockholders’ deficit	$287,998	$290,049

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025

Revenues	$64,308	$96,290
Cost of sales	53,498	81,896
Gross profit	10,810	14,394
Selling, general and administrative expenses	11,404	10,523
Operating (loss) income	(594)	3,871
Interest expense	(3,376)	(4,336)
Gain on change in fair market value of warrant liability	49,104	52,888
Other income (expense)	194	(139)
Income before income taxes	45,328	52,284
Income tax provision	3,679	1,836
Net income	$41,649	$50,448
Net earnings per common share - basic	$1.27	$1.54
Net earnings per common share - diluted	$1.15	$1.52
Weighted average common shares outstanding – basic	32,021,203	31,649,133
Weighted average common shares outstanding – diluted	35,523,823	33,285,446

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$41,649	$50,448
Adjustments to reconcile net income to net cash flows (used in) provided by operating activities:
Depreciation and amortization	1,863	1,496
Non-cash lease expense on right of use assets	446	826
(Gain) on change in fair market value for Warrant liability	(49,104)	(52,888)
Stock-based compensation recognized	1,081	1,940
Deferred income taxes	3,199	-
Other non-cash items, net	152	2,298
Changes in operating assets and liabilities:
Accounts receivable	(320)	(5,855)
VAT receivable	560	(4,956)
Inventories	(10,234)	(6,555)
Accounts and contractual payables	(3,464)	18,585
Income taxes payable, net	(982)	618
Customer deposits	5,268	17,611
Other assets and liabilities	5,568	(10,774)
Net cash flows (used in) provided by operating activities	(4,318)	12,794
Cash flows from investing activities
Purchase of property, plant and equipment	(147)	(330)
Net cash flows used in investing activities	(147)	(330)
Cash flows from financing activities
Deferred financing costs	-	(1,336)
Borrowings on revolving line of credit	8,000	-
Repayments on revolving line of credit	(8,000)	-
Repayments on term loan	(6,612)	(719)
Employee stock settlement	(436)	(488)
Financing lease payments	-	(287)
Net cash flows used in financing activities	(7,048)	(2,830)
Net (decrease) increase in cash and cash equivalents	(11,513)	9,634
Cash, cash equivalents and restricted cash equivalents at beginning of period	64,295	44,450
Cash, cash equivalents and restricted cash equivalents at end of period	$52,782	$54,084
Supplemental cash flow information
Interest paid	$3,010	$1,086
Income taxes paid	$1,221	$1,215
Change in unpaid construction in process	$(113)	$(47)

FreightCar America, Inc.

Reconciliation of Income before taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2026	2025

Income before income taxes	$45,328	$52,284
Depreciation & Amortization	1,863	1,496
Interest Expense, net	3,376	4,336
EBITDA	50,567	58,116

Change in Fair Value of Warrant (a)	(49,104)	(52,888)
Professional Services (b)	809	-
Lease payments in Interest (c)	-	(871)
Stock Based Compensation	1,081	1,940
Other, net	(194)	139
Adjusted EBITDA	$3,159	$6,436

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
(b)
During the first quarter of 2026, the Company incurred certain professional services expenses associated with governance items.
(c)
Represents lease payments recorded within Interest expense due to certain leases previously classified as financing prior to December 2025.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Net income and Adjusted net (loss) income(1)

(Unaudited)

	Three Months Ended March 31,
	2026	2025

Net income	$41,649	$50,448

Change in Fair Value of Warrant (a)	(49,104)	(52,888)
Professional Services (b)	809	-
Stock Based Compensation	1,081	1,940
Other, net	(194)	139
Total non-GAAP adjustments	(47,408)	(50,809)
Income tax impact on non-GAAP adjustments (c)	5,280	1,965
Adjusted net (loss) income	$(479)	$1,604

(1) Adjusted net income represents net income (loss) before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
(b)
During the first quarter of 2026, the Company incurred certain professional services expenses associated with governance items.
(c)
Income tax impact on non-GAAP adjustments per share represents the tax impact of the presented adjustments on the Company’s income tax provision calculation.

We believe that Adjusted net income is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted net income is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted net income in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted net income is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Diluted EPS and Adjusted EPS(1)

(Unaudited)

	Three Months Ended March 31,
	2026	2025

Diluted EPS	$1.15	$1.52

Change in Fair Value of Warrant (a)	$(1.38)	$(1.59)
Professional Services (b)	0.02	-
Stock Based Compensation	0.03	0.06
Other, net	(0.01)	-
Total non-GAAP adjustments pre-tax per-share	(1.34)	(1.53)
Income tax impact on non-GAAP adjustments per share (c)	0.15	0.06
Adjusted EPS	$(0.04)	$0.05

(1) Adjusted EPS represents diluted EPS before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
(b)
During the first quarter of 2026, the Company incurred certain professional services expenses associated with governance items.
(c)
Income tax impact on non-GAAP adjustments per share represents the tax impact of the presented adjustments on the Company’s income tax provision calculation.

We believe that Adjusted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EPS in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.
Reconciliation of Cash flows (used in) provided by operating activities and Free cash flow(1)
(Unaudited)

	Three Months Ended March 31,
	2026	2025

Cash flows (used in) provided by operating activities	$ (4,318)	$ 12,794
Purchase of property, plant and equipment	(147)	(330)
Free cash flow	(4,465)	12,464

(1) Free cash flow represents the amount by which Cash flows (used in) provided by operating activities less capital expenditures.

We believe that Free cash flow is useful to investors evaluating our operating performance compared to that of other companies in our industry because these metrics provide key insights into the potential for growth and ability to generate returns for investors. Free cash flow is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Free cash flow in isolation or as a substitute for Cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Free cash flow is not necessarily comparable to that of other similarly titled measures reported by other companies.